UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 15, 2004

    Greenville First Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-27719	582459561
(Commission File Number)	(IRS Employer Identification No.)

112 Haywood Road, Greenville, S.C. (Address of Principal Executive Offices)	29607 (Zip Code)

    (864) 679-9000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

        On October 15, 2004, Greenville First Bancshares, Inc. closed the sale of 120,000 shares of its common stock at $16.8025 per share to Sandler O’Neill & Partners, L.P., which had exercised its over-allotment option to purchase the additional shares. The option was granted in connection with a firm commitment underwritten offering sole managed by Sandler O’Neill & Partners, L.P. that closed on September 24, 2004.

        The company received net proceeds of approximately $13.0 million from the offering and $2.0 million from the exercise of the over-allotment option, after deducting underwriting discounts and expenses. Net proceeds will be used to reduce the outstanding balance on the company’s line of credit and for general corporate purposes, which may include, among other things, providing additional capital to the company’s subsidiary, Greenville First Bank, N.A., to support asset growth.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FIRST BANCSHARES, INC.

Dated: October 15, 2004	By: /s/ James M. Austin, III James M. Austin, III Chief Financial Officer